                                                                  CONFORMED COPY


                                PROGRAM AGREEMENT
                        IN RESPECT OF U.S.$2,000,000,000
                          EURO MEDIUM TERM NOTE PROGRAM
                             (AMENDED AND RESTATED)

                             DATED 27TH MARCH, 2003

                          CIBA SPECIALTY CHEMICALS PLC
                      CIBA SPECIALTY CHEMICALS CORPORATION
                CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH
                    CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.
                                   AS ISSUERS

                                       AND

                      CIBA SPECIALTY CHEMICALS HOLDING INC.
                                  AS GUARANTOR

                                       AND

                   CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
                             DEUTSCHE BANK AG LONDON
                           GOLDMAN SACHS INTERNATIONAL
                           J.P. MORGAN SECURITIES LTD.
                                   UBS LIMITED
                                   AS DEALERS


                                  (LETTERHEAD)
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                                    CONTENTS

CLAUSE                                                                       PAGE

1.    Definitions and Interpretation......................................     2
2.    Agreements to Issue and Purchase Notes..............................     5
3.    Conditions of Issue; Updating.......................................     6
4.    Representations and Warranties......................................     7
5.    Undertakings of the Issuers and the Guarantor.......................    10
6.    Indemnity...........................................................    13
7.    Authority to Distribute Documents...................................    15
8.    Dealers' Undertakings...............................................    15
9.    Fees, Expenses and Stamp Duties.....................................    16
10.   Termination of Appointment of Dealers...............................    17
11.   Appointment of New Dealers..........................................    17
12.   Increase in the Aggregate Nominal Amount of the Program.............    18
13.   Status of the Arrangers.............................................    18
14.   Counterparts........................................................    18
15.   Communications......................................................    18
16.   Benefit of Agreement................................................    19
17.   Currency Indemnity..................................................    19
18.   Calculation Agent...................................................    19
19.   Stabilisation.......................................................    20
20.   Contracts (Rights of Third Parties) Act 1999........................    20
21.   Governing Law and Jurisdiction......................................    20


APPENDIX

1.    Initial Documentation List..........................................    22
2.    Selling Restrictions................................................    24
3.    Dealer Accession....................................................    28
      Part 1   Form of Dealer Accession Letter - Program..................    28
      Part 2   Form of Confirmation Letter - Program......................    30
      Part 3   Form of Dealer Accession Letter - Note Issue...............    32
4.    Form of Confirmation Letter - Note Issue............................    34
5.    Letter Regarding Increase in the Nominal Amount of the program......    36
6.    Form of Subscription Agreement......................................    38
7.    Form of Deed of Covenant............................................    44



Signatories...............................................................    51

                                PROGRAM AGREEMENT

                                 in respect of a

                          EURO MEDIUM TERM NOTE PROGRAM

THIS AGREEMENT is made on 27th March, 2003

BETWEEN:

(1) CIBA SPECIALTY CHEMICALS CORPORATION of 560 White Plains Road, Tarrytown, New York 10591-9005, United States (CSC US);

(2) CIBA SPECIALTY CHEMICALS PLC of Hulley Road, Macclesfield, Cheshire SK10 2NX, England (CSC UK);

(3) CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH of Chemiestrasse, D-68623 Lampertheim, Germany (CSC GERMANY);

(4) CIBA SPECIALTY CHEMICALS EUROFINANCE LTD. of Cedar House, 41 Cedar Avenue, Hamilton HM12 Bermuda (CSC BERMUDA);

(5) CIBA SPECIALTY CHEMICALS HOLDING INC. of Klybeckstrasse 141, CH-4002 Basle, Switzerland (the GUARANTOR);

(6) CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED of One Cabot Square, London E14 4QJ;

(7) DEUTSCHE BANK AG LONDON of Winchester House, 1 Great Winchester Street, EC2N 2DB;

(8) GOLDMAN SACHS INTERNATIONAL of Peterborough Court, 133 Fleet Street, London EC4A 2BB;

(9)   J.P. MORGAN SECURITIES LTD. of 125 London Wall, London EC2Y 5AJ; and

(10)  UBS LIMITED, (UBS) of 1 Finsbury Avenue, London EC2M 2PP.

IT IS HEREBY AGREED as follows:

WHEREAS:

(A) CSC US, CSC UK, CSC Germany, CSC Bermuda, the Guarantor, UBS AG, acting through its business group UBS Warburg and the Dealers (except for UBS) entered into an amended and restated program agreement dated 27th March, 2002 (the PRINCIPAL PROGRAM AGREEMENT) in respect of a U.S.$2,000,000,000 Euro Medium Term Note Program of CSC US, CSC UK, CSC Germany and CSC Bermuda unconditionally and irrevocably guaranteed by the Guarantor.

(B) With effect from 10th March, 2003, UBS AG, acting through its business group UBS Warburg has transferred its role as dealer and arranger under this Program to UBS (formerly named UBS Warburg Ltd.).


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(C)   This Agreement amends and restates the Principal Program Agreement. Any
      Notes issued under the Program on or after the date hereof shall be issued pursuant to this Agreement. This does not affect any Notes issued under the Program prior to the date of this Agreement.

1.    DEFINITIONS AND INTERPRETATION

1.1 For the purposes of this Agreement, except where the context requires otherwise:

      AGENCY AGREEMENT means the amended and restated agreement of even date herewith between the Issuers, the Guarantor, the Agent (as defined below) and the other Paying Agents (as defined therein) under which the Agent is appointed as issuing agent, principal paying agent and agent bank for the purposes of the Program;

      AGENT means JPMorgan Chase Bank as Agent under the Agency Agreement and any successor agent appointed by the Issuers and the Guarantor in accordance with the Agency Agreement;

      AGREEMENT DATE means, in respect of any Note, the date on which agreement is reached for the issue of such Note as contemplated in Clause 2 which, in the case of Notes issued on a syndicated basis or otherwise in relation to which a Subscription Agreement is entered into, shall be the date upon which the relevant Subscription Agreement is signed by or on behalf of all the parties;

      ARRANGER means each of UBS and any company appointed to the position of arranger for the Program or in respect of a particular issue of Notes under the Program and references in this Agreement to the ARRANGERS shall be references to the relevant Arranger;

      CLEARSTREAM, LUXEMBOURG means Clearstream Banking, societe anonyme;

      CONFIRMATION LETTER means:

      (a) in respect of the appointment of a third party as a Dealer for the duration of the Program, the Confirmation Letter substantially in the form set out in Part 2 of Appendix 3 hereto; and

      (b) in respect of the appointment of a third party as a Dealer for a particular issue of Notes under the Program, the Confirmation Letter substantially in the form set out in Appendix 4 hereto;

      DEALER means each of Credit Suisse First Boston (Europe) Limited, Deutsche Bank AG London, Goldman Sachs International, J.P. Morgan Securities Ltd., UBS, and any New Dealer and excludes any entity whose appointment has been terminated pursuant to Clause 10 and notice of termination of whose appointment has been given to the Agent by the Issuers and the Guarantor, and references in this Agreement to the RELEVANT DEALER shall, in relation to any Note, be references to the Dealer or Dealers with whom the relevant Issuer has agreed the issue and purchase of such Note;

      DEALER ACCESSION LETTER means:

      (a) in respect of the appointment of a third party as a Dealer for the duration of the Program, the Dealer Accession Letter substantially in the form of Part 1 of Appendix 3 hereto; and


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      (b)   in respect of the appointment of a third party as a Dealer for one or more particular issue(s) of Notes under the Program, the Dealer Accession Letter substantially in the form set out in Part 3 of Appendix 3 hereto;

      DEED OF COVENANT means the deed poll of even date herewith, substantially in the form set out in Appendix 7 hereto, executed as a deed by each Issuer in favour of certain accountholders with relevant clearing systems;

      DEED OF GUARANTEE means the deed of guarantee of even date herewith executed by the Guarantor under which the Guarantor irrevocably guarantees the obligations of the Issuers in relation to the Program;

      EUROCLEAR means Euroclear Bank S.A./N.V. as operator of the Euroclear System, or any successor to the business thereof;

      FSMA means the Financial Services and Markets Act 2000;

      INITIAL DOCUMENTATION LIST means the list of documents set out in Appendix 1 to this Agreement;

      ISSUER means any of CSC US, CSC UK, CSC Germany or CSC Bermuda in its capacity as an issuer of Notes, and references in this Agreement to the RELEVANT ISSUER shall, in relation to any issue of Notes, be references to the Issuer which is, or is intended to be, the issuer of such Notes;

      LEAD MANAGER means, in relation to any Tranche of Notes, the person defined as the Lead Manager in the applicable Subscription Agreement or, when only one Dealer signs such Subscription Agreement, such Dealer;

      LISTING AGENT means, in relation to Notes which are, or are to be:

      (a) listed on the Luxembourg Stock Exchange, Dexia Banque Internationale a Luxembourg S.A. or such other listing agent as the Issuers and the Guarantor may from time to time appoint for the purposes of liaising with the Luxembourg Stock Exchange; and

      (b) listed on a Stock Exchange other than the Luxembourg Stock Exchange, such listing agent as the Issuers and the Guarantor may from time to time appoint for the purposes of liaising with such Stock Exchange;

      LISTING RULES means, in the case of Notes which are, or are to be, listed on a Stock Exchange (including the Luxembourg Stock Exchange), the listing rules and regulations for the time being in force for such Stock Exchange;

      MOODY'S means Moody's Investors Service, Inc., or any successor to the rating agency business thereof;

      NEW DEALER means any entity appointed as an additional Dealer for the duration of the Program or for a particular issue of Notes in accordance with Clause 11;

      NOTE means a note issued or to be issued by an Issuer pursuant to this Agreement, which Note may be represented by a Global Note or be in definitive form;


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
      OFFERING CIRCULAR means, subject to Clause 5.2, the Offering Circular relating to the Program as revised, supplemented, amended or updated from time to time, including in relation to each Tranche of Notes, the Pricing Supplement relating to such Tranche and such other documents as are from time to time incorporated therein by reference except that for the purpose of Clause 4.2 in respect of the Agreement Date and the Issue Date, the Offering Circular means the Offering Circular as at the Agreement Date but not including any subsequent revision, supplement or amendment thereto;

      PRICING SUPPLEMENT means the pricing supplement issued in relation to each Tranche of Notes (substantially in the form of Annexe C to the Procedures Memorandum) as a supplement to the Offering Circular and giving details of that Tranche;

      PROCEDURES MEMORANDUM means the Operating and Administrative Procedures Memorandum dated 27th March, 2002 as amended or varied from time to time (in respect of any Tranche) by agreement between the relevant Issuer, the Guarantor and the relevant Dealer with the approval in writing of the Agent;

      PROGRAM means the Euro Medium Term Note Program established by this Agreement;

      RELEVANT PARTY means the Arranger, each Dealer (and for the purposes of Clause 8.3 each Issuer and the Guarantor), each of their respective affiliates and each person who controls them (within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act) and each of their respective directors, officers, employees and agents;

      SECURITIES ACT means the Securities Act of 1933, as amended, of the United States of America;

      STANDARD & POOR'S means Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies Inc., or any successor to the rating agency business thereof;

      STOCK EXCHANGE means the Luxembourg Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed or admitted to trading, and references in this Agreement to the RELEVANT STOCK EXCHANGE shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are from time to time, or are intended to be, listed or admitted to trading; and

      SUBSCRIPTION AGREEMENT means an agreement (by whatever name called) in or subsequently in the form set out in Appendix 6 hereto or in such other form as may be agreed in writing between the relevant Issuer, the Guarantor and the Lead Manager which agreement shall be supplemental to this Agreement.

1.2 Terms and expressions defined in the Agency Agreement, the Conditions and the Pricing Supplement applicable to any Notes and not otherwise defined in this Agreement shall have the same meanings in this Agreement, except where the context otherwise requires.

1.3 In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement.

1.4 All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted.

1.5 All references in this Agreement to an agreement, instrument or other document (including this Agreement, the Agency Agreement, the Deed of Covenant, the Deed of Guarantee, any Series of Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented or novated from time to time including, but without prejudice to the generality of the foregoing, this Agreement as supplemented by any Subscription Agreement.

1.6 Words denoting the singular number only shall include the plural number also and vice versa; words denoting the masculine gender only shall include the feminine gender also; and words denoting persons only shall include firms and corporations and vice versa.

1.7 Any reference herein to EUROCLEAR and/or CLEARSTREAM, LUXEMBOURG shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearance system approved by the relevant Issuer, the Guarantor and the Agent.

2.    AGREEMENTS TO ISSUE AND PURCHASE NOTES

2.1 Subject to the terms and conditions of this Agreement, any Issuer and the Guarantor may from time to time agree with any Dealer to issue, and any Dealer may agree to purchase, Notes.

2.2 On each occasion upon which an Issuer, the Guarantor and any Dealer agree on the terms of the issue and purchase of one or more Notes by such
      Dealer:

      (a) the relevant Issuer shall cause such Notes (which shall be initially represented by a Temporary Global Note) to be issued and delivered to a common depositary for Euroclear and Clearstream, Luxembourg so that the securities account(s) of such Dealer with Euroclear and/or with Clearstream, Luxembourg (as specified by such Dealer) is/are credited with such Notes on the agreed Issue Date, as described in the Procedures Memorandum; and

      (b) the relevant Dealer shall, subject to such Notes being so credited, cause the net purchase moneys for such Notes to be paid in the relevant currency by transfer of funds to the relevant cash account(s) of the Agent with Euroclear and/or Clearstream, Luxembourg or (in the case of syndicated issues) the relevant account of the relevant Issuer so that such payment is credited to such account(s) for value on the agreed Issue Date, as described in the Procedures Memorandum.

2.3 Unless otherwise agreed, the procedures which the parties must apply for the purposes of subclause 2.2 are set out in the Procedures Memorandum. Unless otherwise agreed between the relevant Issuer and the relevant Dealers, where more than one Dealer has agreed with the relevant Issuer to purchase a particular issue of Notes pursuant to this Clause, the obligations of such Dealers so to purchase the Notes shall be joint and several.

2.4 Where the relevant Issuer and the Guarantor agree with two or more Dealers to issue, and such Dealers agree to purchase, Notes on a syndicated basis, the relevant Issuer and the Guarantor shall enter into a Subscription Agreement with such Dealers. The Issuer and the Guarantor may also enter into a Subscription Agreement with one Dealer only. For the avoidance of doubt, the Agreement Date in respect of any such issue shall be the date on which the Subscription Agreement is signed by or on behalf of all the parties to it.

2.5 Each issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply will only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements.


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3.    CONDITIONS OF ISSUE; UPDATING

3.1   FIRST ISSUE

      The Arrangers shall circulate to each Dealer all of the documents and confirmations described in the Initial Documentation List immediately after those documents and confirmations have been given to the Arrangers by each Issuer and the Guarantor. Before any Issuer and the Guarantor reach their first agreement with any Dealer for the issue and purchase of Notes, that Dealer shall have received, and found satisfactory, in its reasonable opinion, all of the documents and confirmations described in the Initial Documentation List.

3.2   EACH ISSUE

      The obligations of a Dealer under any agreement for the issue and purchase of Notes made pursuant to Clause 2 are conditional upon:

      (a) there having been, as at the proposed Issue Date, no adverse change in the condition (financial or otherwise) of the relevant Issuer and the Guarantor (as the case may be) which is material in the context of the issue and offering of the Notes from that set forth in the Offering Circular on the relevant Agreement Date, nor the occurrence of any event making untrue or incorrect to an extent which is material as aforesaid any of the warranties contained in Clause 4;

      (b) there being no outstanding breach of any of the obligations of either the relevant Issuer or (as the case may be) the Guarantor under this Agreement, the Notes, the Agency Agreement, the Deed of Covenant or the Deed of Guarantee which has not been waived by the relevant Dealer on or prior to the proposed Issue Date;

      (c) subject to Clause 12, the aggregate nominal amount of the Notes to be issued, when added to the aggregate nominal amount of all Notes outstanding (as defined in the Agency Agreement) on the proposed Issue Date, not exceeding U.S.$2,000,000,000 or its equivalent in other currencies as determined pursuant to subclause 3.5;

      (d) in the case of Notes which are intended to be listed, the relevant Stock Exchange having agreed to list such Notes;

      (e) no meeting of the holders of Notes (or any of them) issued by the relevant Issuer (to consider matters which might in the reasonable opinion of the relevant Dealer be considered to have a material adverse effect on the issue of the Notes) having been duly convened but not yet held or, if held but adjourned, the adjourned meeting having not been held and neither the relevant Issuer nor the Guarantor being aware of any circumstances which are likely to lead to the convening of such a meeting;

      (f) there having been, between the Agreement Date and the Issue Date for such Notes, no such change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the opinion of the relevant Dealer (after consultation with the relevant Issuer and the Guarantor if practicable), be likely to prejudice materially the success of the offer, sale or distribution by such Dealer of the Notes proposed to be issued;

      (g) the forms of the Pricing Supplement, the Temporary Global Note, the Permanent Global Note and/or the Definitive Notes in relation to the relevant Tranche and the relevant settlement procedures, having been agreed by the relevant Issuer, the Guarantor, the relevant Dealer and the Agent;


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
      (h) the relevant currency being generally accepted for settlement by Euroclear and Clearstream, Luxembourg; and

      (i) any calculations or determinations which are required by the relevant Conditions prior to the Issue Date having been duly made.

3.3   WAIVER

      Any Dealer, on behalf of itself only (or, in relation to a syndicated issue, the Lead Manager on behalf of itself and the other Managers) may by notice in writing to the relevant Issuer and the Guarantor waive any of the conditions precedent contained in subclauses 3.1 and 3.2 (save for the condition precedent contained in subclause 3.2(c)) in so far as they relate to an issue of Notes to that Dealer.

3.4   UPDATING OF LEGAL OPINIONS

      Before the first issue of Notes occurring after the end of each annual period commencing on the date hereof and on such other occasions as a Dealer so requests in relation either to any Issuer or the Guarantor or both (on the basis of reasonable grounds), the Issuers and/or the Guarantor will procure that a further legal opinion in such form and with such content as the Dealers may reasonably require is delivered, at the expense of the Issuers (as to which each of the Issuers shall have joint and several responsibility as between itself and the Guarantor to the Dealers). If at, or prior to, the time of any agreement to issue and purchase Notes under Clause 2 such request is given in writing with respect to the Notes to be issued, the receipt of such opinion in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Notes to the relevant Dealer.

3.5   DETERMINATION OF AMOUNTS OUTSTANDING

      For the purposes of subclause 3.2(c):

      (a) the U.S. dollar equivalent of Notes denominated in a currency other than U.S. dollars shall be determined, at the discretion of the Issuer, either as of the Agreement Date for such Notes or on the preceding day on which commercial banks and foreign exchange markets are open for general business in London, in each case on the basis of the spot rate for the sale of U.S. dollars against the purchase of the relevant currency in the London foreign exchange market quoted by any leading bank selected by the relevant Issuer or the Guarantor on the relevant day of calculation;

      (b) the U.S. dollar equivalent of Dual Currency Notes and Indexed Notes shall be calculated in the manner specified above by reference to the original nominal amount of such Notes;

      (c) the U.S. dollar equivalent of Zero Coupon Notes and other Notes issued at a discount or premium shall be calculated in the manner specified above by reference to the net proceeds received by the relevant Issuer for the particular issue; and

      (d) the U.S. dollar equivalent of Partly Paid Notes shall be the nominal amount regardless of the amount of purchase moneys paid.

4.    REPRESENTATIONS AND WARRANTIES

4.1 As at the date of this Agreement each of the Issuers and the Guarantor (each Issuer severally as to itself and the Guarantor jointly and severally with the relevant Issuer as to the relevant


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      Issuer and severally as to itself) warrant to and agree with the Dealers and each of them as follows:

      (a) that the Offering Circular contains all information with regard to the Issuers, the Guarantor and the Notes which is material in the context of the Program and the issue and offering of Notes thereunder, that the information contained in the Offering Circular with respect to the Issuers, the Guarantor and the Notes is true and accurate in all material respects and is not misleading in any material respect, that the opinions and intentions expressed therein with respect to the Issuers, the Guarantor and the Notes are honestly held, that there are no other facts with respect to the Issuers, the Guarantor and the Notes the omission of which would make the Offering Circular as a whole or any of such information or the expression of any such opinions or intentions misleading in any material respect and that each of the Issuers and the Guarantor have made all reasonable enquiries to ascertain all facts material for the purposes aforesaid, provided that the warranty and agreement in this paragraph 4.1(a) shall not extend to information in the Offering Circular under the heading "Subscription and Sale";

      (b) that, except as otherwise indicated in the Offering Circular, there has been no adverse change in the financial position or results of operations of the Guarantor and its consolidated subsidiaries taken as a whole which is material in the context of the issue and offering of any Notes to be issued under the Program since the date as at which the last published audited consolidated accounts of the Guarantor were prepared;

      (c) that each of the Issuers and the Guarantor is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and that the creation of Notes under the Program, their offering on the terms and subject to the conditions contained herein, the execution and issue by the relevant Issuer of, and compliance by the relevant Issuer with the terms of, the Notes, the Receipts and the Coupons and the execution and delivery by or on behalf of each Issuer of, and compliance by each Issuer with the terms of, this Agreement, the Deed of Covenant and the Agency Agreement and the execution and delivery by or on behalf of the Guarantor, and compliance by the Guarantor with the terms of, the Deed of
            Guarantee:

            (i) are in accordance with the provisions of the laws of the jurisdiction of the relevant company and with the constitutional documents of the relevant company;

            (ii) do not infringe the terms of, or constitute a default under, any trust deed, agreement or other instrument or obligation to which any of the Issuers or the Guarantor is a party or by which it is bound; and

            (iii) have been duly authorised by each of the Issuers and/or the
                  Guarantor (as the case may be),

            so that Notes issued under the Program, the Receipts, the Coupons and the aforesaid agreements constitute, or upon due authentication and issue or delivery will constitute, valid and legally binding obligations of the relevant Issuer and/or the Guarantor (as the case may be) in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, fraudulent transfer, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity, regardless of whether considered in a proceeding in law or at equity);

      (d) that no condition, omission, event or act has occurred which would (or, with the giving of notice and/or the lapse of time would) constitute an Event of Default;

      (e) that, except as disclosed in the Offering Circular, none of the Issuers or the Guarantor is engaged (whether as defendant or otherwise) in, nor has any of the Issuers or the Guarantor knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the financial position or operations of any of the Issuers or the Guarantor in the context of the issue of Notes under the Program;

      (f) that all consents, approvals, authorisations, orders and clearances of all regulatory authorities required by the Issuers or the Guarantor under the laws of Germany, the United States of America, Switzerland, the Grand Duchy of Luxembourg and the United Kingdom (as the case may be) for or in connection with the creation and offering of Notes under the Program, the execution and issue of, and compliance by each Issuer and the Guarantor with the terms of, Notes issued under the Program (including any Global Note), the Receipts and the Coupons and the execution and delivery of, and compliance with the terms of, this Agreement, the Agency Agreement, the Deed of Covenant and the Deed of Guarantee have been obtained and are in full force and effect and that the Issuers and the Guarantor have complied with all legal and other requirements necessary to ensure that, upon due authentication and issue in the manner aforesaid, Notes issued under the Program, the Receipts and the Coupons will represent valid and legally binding obligations of the relevant Issuer and the Guarantor, payable (as regards the Notes, any Global Note, the Receipts and the Coupons) in accordance with their terms, that this Agreement, the Agency Agreement, the Deed of Covenant and the Deed of Guarantee constitute valid and legally binding obligations of the Issuers and/or the Guarantor (as the case may be) in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, fraudulent transfer, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity, regardless of whether considered in a proceeding in law or at equity) and that on issuance, due payment of the principal and interest (including any additional amounts payable under the Conditions of the Notes) in respect of Notes issued under the Program and compliance by the Issuers and/or the Guarantor with their terms and with the terms of this Agreement, the Agency Agreement, the Deed of Covenant and the Deed of Guarantee will not infringe any existing such laws or the terms of any such consent, approval, authorisation, order or clearance;

      (g) that the net proceeds from the issue of the Notes will be used outside Switzerland;

      (h) that none of the Issuers, the Guarantor nor any affiliate (as defined in Rule 405 under the Securities Act) nor any persons (other than the Dealers, any of their respective affiliates or any person acting on behalf of any of the foregoing) acting on behalf of any of them has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to the Notes, and the Issuers, the Guarantor and any affiliate and all persons (other than the Dealers, any of their respective affiliates or any person acting on behalf of any of the foregoing) acting on behalf of any of them with respect to the Notes have complied and will comply with the offering restrictions requirements of Regulation S under the Securities Act with respect thereto; and

      (i) that in relation to each Tranche of Notes for which a Dealer is named as a Stabilising Manager in the applicable Pricing Supplement, it has not issued and will not issue, without the prior written consent of that Dealer, any press or other public announcement referring to the proposed issue of Notes unless the announcement adequately discloses that stabilising action may take place in relation to the Notes to be issued.

4.2 With regard to each issue of Notes under the Program, the relevant Issuer and the Guarantor shall be deemed to repeat the warranties and agreements contained in subclause 4.1 as at the Agreement Date for such Notes (any agreement on such Agreement Date being deemed to have been made on the basis of, and in reliance on, such warranties and agreements) and as at the Issue Date of such Notes.

4.3 The Issuers and the Guarantor shall be deemed to repeat the representations and warranties contained in subclause 4.1(a) on each date on which the Offering Circular is revised, supplemented or amended. The Issuers and the Guarantor shall be deemed to repeat the representations and warranties contained in subclause 4.1 on each date on which the aggregate nominal amount of the Program is increased in accordance with Clause 12.

4.4 The warranties and agreements contained in this Clause 4 shall continue in full force and effect notwithstanding any investigation by or on behalf of the Dealers or completion of the subscription and issue of any Notes.

5.    UNDERTAKINGS OF THE ISSUERS AND THE GUARANTOR

5.1   NOTIFICATION OF MATERIAL DEVELOPMENTS

      Each Issuer and the Guarantor shall, prior to the time of an agreement under Clause 2 (or, if such party becomes aware of the occurrence thereof after such time but prior to the completion of the distribution by the Dealers of the relevant Notes, promptly upon becoming aware of the occurrence thereof), notify each Dealer of:

      (a) any Event of Default or any condition, event or act in relation to itself of which it is aware which, with the giving of notice and/or the lapse of time (after the issue of any Notes) would constitute an Event of Default or any breach of the representations and warranties or undertakings contained in this Agreement, the Agency Agreement, the Deed of Covenant, the Deed of Guarantee or any of them; and

      (b) any development affecting such Issuer or the Guarantor or their respective businesses of which it is aware which, in the reasonable opinion of such Issuer or the Guarantor (as the case may be), is material in the context of the Program or any issue of Notes thereunder.

      If, following the time of an agreement under Clause 2 and before the issue of the relevant Notes, the relevant Issuer or the Guarantor becomes aware that the conditions specified in Clause 3.2 will not be satisfied in relation to that issue, the relevant Issuer or the Guarantor (if applicable), as the case may be, shall forthwith notify the relevant Dealer to that effect giving full details thereof. In such circumstances, the relevant Dealer shall be entitled (but not bound) by written notice to the relevant Issuer and the Guarantor to be released and discharged from its obligations under the agreement reached under Clause 2. Without prejudice to the generality of the foregoing, each Issuer and the Guarantor shall from time to time promptly furnish to each Dealer such information relating to such Issuer and/or the Guarantor (as the case may be) as such Dealer may reasonably request, provided that such information is relevant in the context of the Program or an issue of Notes thereunder.

5.2   UPDATING OF OFFERING CIRCULAR

      Following the publication of the Guarantor's audited financial information for the year ended 31st December, 2003, and at the end of each annual period thereafter and in the event of a change in the condition of any or all of the Issuers or the Guarantor which is material in the context of the Program or the issue of the Notes thereunder, the Issuers and the Guarantor shall update or amend the Offering Circular (following consultation with the Arrangers on behalf of the Dealers) by the publication of a supplement thereto, in a form approved by the Dealers, in the light of such change in condition. The Offering Circular shall, as specified therein, be deemed to incorporate by reference therein the most recently published annual accounts (if any) of each Issuer and the Guarantor and the most recently published annual report of the Guarantor from time to time. Upon any new financial statements being incorporated in the Offering Circular as aforesaid or upon the publication of a revised Offering Circular or a supplement to the Offering Circular, the Issuers or the Guarantor (as the case may be) shall promptly supply to each Dealer and the Agent such number of copies of such financial statements, revised Offering Circular or supplement as each Dealer or the Agent (as the case may be) may reasonably request. Until a Dealer receives such financial statements, revised Offering Circular or supplement, the definition of OFFERING CIRCULAR in Clause 1.1 shall, in relation to such Dealer, mean the Offering Circular prior to the publication of such financial statements, revised Offering Circular or supplement.

5.3   LISTING

      The Issuers and the Guarantor shall cause an initial application to be made for Notes issued under the Program to be listed on the Luxembourg Stock Exchange or on such other Stock Exchange as the Issuers, the Guarantor and the Arrangers may agree. In connection with such application in respect of any Series of Notes which is intended to be so listed, the relevant Issuer and the Guarantor (if applicable) shall endeavour to obtain the listing as promptly as reasonably practicable and the relevant Issuer and the Guarantor (if applicable) shall make reasonable endeavours to furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing. If, after the preparation of the Offering Circular for submission to the relevant Stock Exchange and before whichever is the later of the Issue Date of any Notes and the date on which listing becomes effective:

      (a) there is a significant change which is material in the context of the Notes affecting any matter contained in the Offering Circular whose inclusion was required by the relevant Stock Exchange; or

      (b) a significant new matter arises which is material in the context of the Notes and the inclusion of information in respect of which would have been so required if it had arisen when the Offering Circular was prepared, the relevant Issuer and the Guarantor shall give to the Listing Agent and to each Dealer full information about the change or matter and shall publish such supplementary listing particulars (in a form approved by the Listing Agent) as may be required by the relevant Stock Exchange, and shall otherwise comply with the Listing Rules in that regard.

      Each Issuer and the Guarantor shall comply with any undertakings given by it from time to time to the relevant Stock Exchange(s) in connection with any Notes listed on such Stock Exchange(s) or the listing thereof and, without prejudice to the generality of the foregoing, shall furnish or procure to be furnished to the relevant Stock Exchange(s) all such information as the relevant Stock Exchange(s) may require in connection with the listing on such Stock Exchange(s) of any Notes.

      If any Notes cease to be listed on the relevant Stock Exchange, the relevant Issuer and the Guarantor shall endeavour promptly to list such Notes on a stock exchange to be agreed between the Issuers, the Guarantor and the relevant Dealers.

5.4   AGENCY AGREEMENT, DEED OF COVENANT AND DEED OF GUARANTEE

      Each Issuer and the Guarantor undertakes that it will not:

      (a) without prior consultation with the Dealers terminate the Agency Agreement, the Deed of Covenant or the Deed of Guarantee or effect or permit to become effective any amendment to the Agency Agreement, the Deed of Covenant or the Deed of Guarantee which, in the case of an amendment, would or might adversely affect the interests of any Dealer or of any holder of Notes issued before the date of such amendment; or

      (b) without prior consultation with the Dealers appoint a different Agent or paying agent(s) under the Agency Agreement,

      and each Issuer and the Guarantor will promptly notify each of the Dealers of any termination of, or amendment to, the Agency Agreement, the Deed of Covenant or the Deed of Guarantee and of any change in the Agent or paying agent(s) under the Agency Agreement.

5.5   LAWFUL COMPLIANCE

      Each Issuer and the Guarantor will at all times ensure that all necessary action is taken and all necessary conditions are fulfilled (including, without limitation, the obtaining of all necessary consents) so that it may lawfully comply with its obligations under the Notes, this Agreement, the Agency Agreement, the Deed of Covenant and the Deed of Guarantee and, further, so that it may comply with any applicable laws, regulations and guidance from time to time promulgated by any governmental and regulatory authorities relevant in the context of the issue of Notes under the Program.

5.6   AUTHORISED REPRESENTATIVE

      Each Issuer and the Guarantor will notify the Dealers immediately in writing if any of the persons named in the list referred to in paragraph 3 of the Initial Documentation List ceases to be authorised to take action on behalf of such Issuer and the Guarantor or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Dealers that such person has been so authorised.

5.7   AUDITORS' COMFORT LETTERS

      Each Issuer and the Guarantor will at the time of the preparation of the initial Offering Circular and thereafter upon each occasion when the same may be amended or updated, whether by means of information incorporated by reference or otherwise (insofar as such amendment or up-dating concerns or contains financial information about any of the Issuers or the Guarantor), at the expense of the Issuers and the Guarantor (as to which each of the Issuers will have joint and several responsibility as between itself and the Guarantor) and at other times whenever so requested by the Dealers or any of them (on the basis of reasonable grounds) deliver to the relevant Dealer a comfort letter or comfort letters from independent auditors of the Issuers (or any of them) and the Guarantor in such form and with such content as the relevant Dealer may reasonably request.

5.8   NO OTHER ISSUES

      During the period commencing on an Agreement Date in respect of any Notes and ending on the Issue Date with respect to those Notes, none of the Issuers or the Guarantor will, without prior consultation with the relevant Dealer, issue or agree to issue any other listed notes, bonds or other securities of whatsoever nature (other than Notes to be issued under the Program) where such notes, bonds or other securities would have the same maturity and currency as the Notes to be issued on the relevant Issue Date.

5.9   INFORMATION ON NOTEHOLDERS' MEETINGS

      Each Issuer or the Guarantor will, at the same time as it is despatched, furnish the Dealers with a copy of every notice of a meeting of the holders of the Notes (or any of them) which is despatched at the instigation of the relevant Issuer or the Guarantor (as the case may be) and will notify the Dealers immediately after it becomes aware that a meeting of the holders of the Notes (or any of them) has been convened by holders of the Notes.

5.10  RATING

      Each Issuer (failing whom the Guarantor) undertakes promptly to notify the Dealers of any change in the rating given by Standard & Poor's, Moody's or such other rating agency as notified to the Dealers for any of the Notes to be issued under the Program by it, or upon it becoming aware that such rating is listed on "Creditwatch" or other similar publication of formal review by the relevant rating agency.

5.11  Commercial Paper

      In respect of any Tranche of Notes which have a maturity of less than one year, the Issuer will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA):

      (a) the relevant Dealer covenants in the terms set out in paragraph 2(b) of Appendix 2; and

      (b) the redemption value of each Note is not less than L100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than L100,000 (or such an equivalent amount).

6.    INDEMNITY

6.1 Without prejudice to the other rights or remedies of the Dealers, each Issuer (severally as to itself) and the Guarantor (jointly and severally with the relevant Issuer and severally as to itself) undertakes to the Arranger and each Dealer that if that Arranger or Dealer or any Relevant Party relating to that Arranger or Dealer incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a LOSS) arising out of, in connection with, or based on:

      (a) any failure by the relevant Issuer to issue on the agreed Issue Date any Notes which a Dealer has agreed to purchase (unless such failure is as a result of the failure by the relevant Dealer to pay the aggregate purchase price for such Notes); or

      (b) any actual or alleged breach of the representations, warranties and undertakings contained in, or made or deemed to be made by the relevant Issuer and/or the Guarantor under, this Agreement (any such allegation being made by a person other than a Relevant Party); or

      (c) any untrue or misleading (or allegedly untrue or misleading) statement, which is material (or allegedly material) in the context of the Program and the issue and offering of Notes by such Issuer thereunder, in, or any material omission (or alleged omission) from, the Offering Circular or any part thereof (any such allegation being made by a person other than a Relevant Party).

      the relevant Issuer or, as the case may be, the Guarantor shall (subject as provided in subclause 6.2) pay to that Arranger or Dealer on demand an amount equal to such Loss. No Arranger or Dealer shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 6.1.

6.2 If any action, proceeding, claim or demand shall be brought or asserted against any Relevant Party in respect of which an indemnity is to be sought against another party under Clause 6.1 (the INDEMNIFYING PERSON), the Relevant Party shall promptly notify the Indemnifying Person in writing, and the Indemnifying Person shall have the option in the name of the Relevant Party to assume the defence thereof, including the employment of legal advisers approved by the Relevant Party (which approval shall not be unreasonably withheld or delayed) subject to the payment by the Indemnifying Person of all fees and expenses relating thereto provided that such legal advisers shall not, save with the consent of the Relevant Party (which consent shall not be unreasonably withheld or delayed), also be legal advisers to the Indemnifying Person and provided further that if the defendants in any such action, proceeding, claim or demand include the Relevant Party and the Relevant Party shall have reasonably concluded that there may be legal defences available to the Relevant Party which are different from or additional to those available to the Indemnifying Person and in the event that the Indemnifying Person does not wish to assume, or is prevented from assuming, such different or additional legal defences on behalf of the Relevant Party, the Relevant Party shall have the right, at the expense of the Indemnifying Person, to select separate legal advisers to assume such legal defences and otherwise to participate in the defence of such action, proceeding, claim or demand on behalf of the Relevant Party.

      Upon receipt of notice from the Indemnifying Person of its election so to assume the defence of any such action, proceeding, claim or demand and approval by the Relevant Party as aforesaid of legal advisers, the Indemnifying Person will not be liable to any Relevant Party for any fees or expenses subsequently incurred by such Relevant Party in connection with the defence thereof unless:

      (a) the Relevant Party shall have employed legal advisers in connection with the assumption of legal defences in accordance with the proviso to the preceding paragraph; or

      (b) the Indemnifying Person shall not have employed legal advisers, or taken other measures, approved by or on behalf of the Relevant Party to represent such Relevant Party within a reasonable time after notice has been received by the Indemnifying Person of commencement of the action or proceedings or the making of any claim or demand; or

      (c) the Indemnifying Person has authorised the employment of separate legal advisers by the Indemnifying Person,

      in which case the Indemnifying Person will reimburse the Relevant Party all such reasonable fees and expenses.

      Each Relevant Party undertakes not to compromise or settle any such action, proceedings, claim or demand effected without the written consent of the Indemnifying Person. Each Indemnifying Person undertakes not to compromise or settle any such action, proceedings, claims or demands effected without the written consent of the Relevant Party (consent is not to be unreasonably withheld or delayed). If any such action, proceeding, claim or demand shall be settled with the authority and written consent of the Indemnifying Person or if there be a final judgment for the plaintiff in relation thereto in respect of which the Relevant Party is entitled to indemnification hereunder, the Indemnifying Person agrees to indemnify and hold harmless the Relevant Party from and against any loss or liability by reason of such settlement or judgment (other than any fees and expenses incurred in circumstances where the Indemnifying Person is not to be liable therefor under the preceding paragraph).

7.    AUTHORITY TO DISTRIBUTE DOCUMENTS

      Subject to Clause 8 below, each Issuer and the Guarantor hereby authorises each of the Dealers on behalf of each Issuer and the Guarantor to provide copies of the Offering Circular and such additional written information as the relevant Issuer or the Guarantor shall, in writing, provide to and authorise the Dealers so to use to actual and potential purchasers of Notes.

8.    DEALERS' UNDERTAKINGS

8.1 Each Dealer agrees to comply with the restrictions and agreements set out in Appendix 2 hereto.

8.2   Each Dealer acknowledges that:

      (a) none of the Issuers nor the Guarantor has authorised it to give any information or make any representation in connection with any offering, issue, subscription or sale of any Notes other than those contained in the Offering Circular or the information approved in writing and provided by such Issuer or the Guarantor pursuant to Clause 7;

      (b) it will not circulate any version of the Offering Circular other than the latest version of the Offering Circular published by such Issuer and made available to such Dealer from time to time; and

      (c) it shall promptly cease use or distribution of the Offering Circular or any additional written information provided for in Clause 7 upon receipt of notice from any Issuer or the Guarantor that the Offering Circular or such information requires updating or correction.

8.3 Each Dealer undertakes with each of the Issuers, the Guarantor and the other Dealers to indemnify, defend and hold harmless the Relevant Party against any losses, liabilities, claims, charges, actions and demands, and any reasonable out-of-pocket costs and expenses which the Relevant Party may incur or which may be made against the Relevant Party arising out of, or in connection with:

      (a) the making by such Dealer of any unauthorised representation or the giving by it of any information which is not contained in the Offering Circular or otherwise authorised in accordance with Clause 7; or

      (b) any failure by such Dealer to observe any of the restrictions or agreements contained in Appendix 2 hereto.

8.4 If any claim, demand or action is brought against any such Relevant Party in respect of which indemnity may be sought from a Dealer pursuant to Clause 8.3, the provisions of Clause 6.2 shall apply, mutatis mutandis, in relation thereto.

9.    FEES, EXPENSES AND STAMP DUTIES

9.1 Each Issuer (severally as to itself and the Notes issued by itself) and the Guarantor (jointly and severally with the relevant Issuer and severally as to itself) undertake that they shall:

      (a) pay to each Dealer all commissions from time to time agreed in connection with the sale of any Notes to that Dealer (and any value added or other similar tax thereon); and

      (b) pay (together with any value added tax or other similar tax thereon):

            (i)   the fees and expenses of their legal advisers and auditors;
                  and

            (ii) the cost of listing and maintaining the listing of any Notes to be issued by such Issuer under the Program which are to be listed on a Stock Exchange;

9.2 Each Issuer (severally as to itself and the Notes issued by itself) and the Guarantor (jointly and severally with the relevant Issuer and severally as to itself) undertake that they shall:

      (a) pay (together with any value added tax or other similar tax thereon):

            (i) the fees and expenses payable to the Agent and any paying agents;

            (ii) all expenses (other than those of the Agent, any paying agent or the Dealers) in connection with the issue, authentication, packaging and initial delivery of Notes and the preparation of Global Notes, this Agreement, the Agency Agreement, the Deed of Guarantee and the preparation and printing of Notes, the Offering Circular and any amendments or supplements thereto (including the updating of any legal opinions issued pursuant to Clause 3.4 and of any auditors' comfort letters issued pursuant to Clause 5.7); and

            (iii) the cost of any publicity agreed in writing by any Issuer or the Guarantor in connection with the Program or any issue of any Notes of such Issuer;

      (b) pay to UBS such amount as is separately agreed in relation to the fees and disbursements of the legal advisers appointed to represent the Dealers (including any value added tax or other similar tax thereon) in connection with the negotiation, preparation, execution and delivery of this Agreement, the Agency Agreement, the Deed of Covenant, the Deed of Guarantee and any documents referred to in any of them and any other documents required in connection with the creation of the Program; and

      (c) pay promptly, and in any event before any penalty becomes payable, any stamp, documentary, registration or similar duty or tax (including any stamp duty reserve tax) payable in Germany, the United States of America, the United Kingdom, Switzerland or the Grand Duchy of Luxembourg in connection with the entry into, performance, enforcement or admissibility in evidence of this Agreement, any communication pursuant hereto, the Agency Agreement, the Deed of Covenant, the Deed of Guarantee or any Note and shall indemnify each Dealer against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax.

10.   TERMINATION OF APPOINTMENT OF DEALERS

      The Issuers, the Guarantor or (as to itself) a Dealer may terminate the arrangements described in this Agreement by giving not less than 30 days' written notice to the other parties hereto. The Issuers or the Guarantor may terminate the appointment of a Dealer or Dealers by giving not less than 30 days' written notice to such Dealer or Dealers (with a copy promptly thereafter to all the other Dealers and the Agent). Termination shall not affect any rights or obligations (including but not limited to those arising under Clause 6, 8 or 9) which have accrued at the time of termination or which accrue thereafter in relation to any act or omission or alleged act or omission which occurred prior to such time.

11.   APPOINTMENT OF NEW DEALERS

11.1 Nothing in this Agreement shall prevent the Issuers or the Guarantor from appointing one or more New Dealers for the duration of the Program or, with regard to a particular issue of Notes, the relevant Issuer and the Guarantor (if applicable) from appointing one or more New Dealers for the purposes of that issue, in either case upon the terms of this Agreement and provided that, unless such appointment is effected pursuant to a Subscription Agreement:

      (a) any New Dealer shall have first delivered to the Issuers and the Guarantor a Dealer Accession Letter; and

      (b) the Issuers and the Guarantor shall have delivered to such New Dealer a Confirmation Letter.

      Upon receipt of the relevant Confirmation Letter or execution of the relevant Subscription Agreement, as the case may be, each such New Dealer shall, subject to the terms of the relevant Dealer Accession Letter and the relevant Confirmation Letter or the relevant Subscription Agreement, as the case may be, become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of a Dealer as if originally named as a Dealer hereunder provided that, except in the case of the appointment of a New Dealer for the duration of the Program, following the issue of the Notes of the relevant Tranche, the relevant New Dealer shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to or in connection with the issue of such Notes.

11.2 The Issuers and/or the Guarantor shall promptly notify the Agent and the other Dealers of any appointment of a New Dealer for the duration of the Program by supplying to such parties a copy of any Dealer Accession Letter and Confirmation Letter. No such notice shall be required to be given in the case of an appointment of a New Dealer for a particular issue of Notes.

12.   INCREASE IN THE AGGREGATE NOMINAL AMOUNT OF THE PROGRAM

12.1 From time to time the Issuers and the Guarantor may wish to increase the aggregate nominal amount of the Notes that may be issued under the Program. In such circumstances, the Issuers and the Guarantor may request such an increase (subject as set out in subclause 12.2) by delivering to the Listing Agent and the Dealers the letter substantially in the form set out in Appendix 5 hereto. Unless notice to the contrary is received by the Issuers or the Guarantor no later than 10 days after notice was given to the Dealers and the Listing Agent, each such Dealer and the Listing Agent will be deemed to have given its consent to the increase in the nominal amount of the Program, whereupon all references in this Agreement and the Procedures Memorandum to a Euro Medium Term Note Program of a certain nominal amount, shall be and shall be deemed to be references to a Euro Medium Term Note Program of the increased nominal amount.

12.2 Notwithstanding subclause 12.1, the right of the Issuers and the Guarantor to increase the aggregate nominal amount of the Program shall be subject to each Dealer having received and found satisfactory all the documents and confirmations described in the Initial Documentation List (with such changes as may be relevant, with reference to the circumstances at the time of the proposed increase as are agreed between the Issuers, the Guarantor and the Dealers), and the delivery of any further conditions precedent that any of the Dealers may reasonably require, including, without limitation, the production of a supplementary Offering Circular by the Issuers and the Guarantor and any further or other documents required by the relevant Stock Exchange(s) for the purpose of listing the Notes to be issued under the Program on the relevant Stock Exchange(s). The Arrangers shall circulate to the Dealers all the documents and confirmations described in the Initial Documentation List and any further conditions precedent so required. Any Dealer must notify the Arrangers, the Issuers and the Guarantor within 10 business days of receipt if it considers, in its reasonable opinion, such documents, confirmations and, if applicable, such further conditions precedent to be unsatisfactory.

13.   STATUS OF THE ARRANGERS

13.1 Each of the Dealers agrees that each Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Program and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Offering Circular, any Pricing Supplement, this Agreement or any information provided in connection with the Program or (b) the nature and suitability of it of all legal, tax and accounting matters and all documentation in connection with the Program or any Tranche.

13.2 The Arrangers shall have only those duties, obligations and responsibilities expressly specified in this Agreement.

14.   COUNTERPARTS

      This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

15.   COMMUNICATIONS

15.1 All communications shall be by fax or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone. Each communication shall be made to the relevant party at the fax number or address or telephone number and, in the case of a communication by fax or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person(s) from time to time specified in writing by that party to the other for the purpose. The initial telephone number, fax number and address of, and person(s) so specified by, each party are set out on the signature pages hereof.

15.2 A communication shall be deemed received (if by fax) when an acknowledgement of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this clause. Every communication shall be irrevocable save in respect of any manifest error therein.

16.   BENEFIT OF AGREEMENT

16.1 This Agreement shall be binding upon and shall inure for the benefit of each Issuer, the Guarantor and each Dealer and their respective successors and permitted assigns.

16.2 The Dealers may assign or transfer their rights or obligations under this Agreement with the prior written consent of the Issuers and the Guarantor (except for an assignment and/or transfer of all of a Dealer's rights and obligations under this Agreement by operation of law resulting directly from a merger by, or sale of all or substantially of all the assets of, such Dealer). If the Dealers assign their rights or transfer their obligations as provided in this clause, the relevant assignee or transferee shall be treated as if it were a party to this Agreement with effect from the date on which such assignment or transfer takes effect; provided that any transfer shall only become effective when the Issuers and the Guarantor have received an undertaking from the transferee to be bound by this Agreement and to perform the obligations transferred to it (in form and substance reasonably satisfactory to the Issuers and the Guarantor).

17.   CURRENCY INDEMNITY

      If, under any applicable law and whether pursuant to a judgment being made or registered against any Issuer and/or (as the case may be) the Guarantor or in the liquidation, insolvency or analogous process of the relevant Issuer and/or (as the case may be) the Guarantor or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the OTHER CURRENCY) other than that in which the relevant payment is expressed to be due (the REQUIRED CURRENCY) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant Dealer to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the relevant Dealer falls short of the amount each due under the terms of this Agreement, the relevant Issuer and the Guarantor each undertakes that it shall, as a separate and independent obligation, indemnify and hold harmless each Dealer against the amount of such shortfall. For the purpose of this clause RATE OF EXCHANGE means the rate at which the relevant Dealer is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other reasonable costs of exchange. The Dealers understand and agree that in the event that the required currency is replaced by the Euro after the date hereof, the Euro will not be considered an "other currency" for the purposes of this Clause 17.

18.   CALCULATION AGENT

18.1 In the case of any Series of Notes which require the appointment of a Calculation Agent the Agent shall act as Calculation Agent, unless (a) the relevant Issuer or the Guarantor appoints another person as Calculation Agent with the approval of the relevant Dealer or (in the case of a syndicated issue) the Lead Manager or (b) the relevant Dealer or (in the case of a syndicated issue) the Lead Manager requests the relevant Issuer to appoint such Dealer or Lead Manager, or a person nominated by such Dealer or Lead Manager (a NOMINEE), as Calculation Agent.

18.2 Should such an appointment be made by the relevant Issuer or Guarantor (with such approval) or such a request be made to the relevant Issuer and agreed to by the relevant Issuer and the Guarantor, the appointment of that other person, Dealer, Lead Manager or Nominee shall be automatic upon the issue of the relevant Series of Notes, and shall, except as agreed, be on the terms set out in the Calculation Agency Agreement attached as Appendix 1 to the Agency Agreement, and no further action shall be required to effect the appointment of such Dealer, other person, Lead Manager or Nominee as Calculation Agent in relation to that Series of Notes. The name of the other person, Dealer, Lead Manager or Nominee so appointed will be entered in the relevant Pricing Supplement.

19.   STABILISATION

19.1 In connection with the distribution of any Tranche of Notes, the Dealer (if any) designated as stabilising manager in the applicable Pricing Supplement may over-allot or effect transactions which support the market price of Notes of the Series of which such Tranche forms a part at a level higher than that which might otherwise prevail, but in doing so such Dealer shall act as principal and not as agent of the relevant Issuer or the Guarantor. Such stabilising, if commenced, may be discontinued at any time. Any loss resulting from over-allotment and stabilisation shall be borne, and any net profit arising therefrom shall be retained, by the stabilising manager for its own account. Such stabilising shall be done in accordance with the applicable laws.

19.2 The Issuer confirms that it has been informed of the existence of the informational guidance published by the Financial Services Authority in relation to stabilisation.

20.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.   GOVERNING LAW AND JURISDICTION

21.1 This Agreement and every agreement for the issue and purchase of Notes as referred to in Clause 2 shall be governed by, and construed in accordance with, the laws of England.

21.2 Each party to this Agreement hereby irrevocably agrees for the exclusive benefit of the other parties to this Agreement that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as PROCEEDINGS) arising out of or in connection with this Agreement may be brought in such courts. Each party to this Agreement hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon such party and may be enforced in the courts of any other jurisdiction (subject to the laws of the jurisdiction in which enforcement is sought). Nothing contained herein shall limit any right to take Proceedings against any party to this Agreement in any other court of competent jurisdiction (outside the Contracting States as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982), nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not

      (subject to the laws of the relevant jurisdictions). Each of CSC US, CSC Germany, CSC Bermuda and the Guarantor hereby appoints CSC UK as its agent for service of process and agrees that, in the event of ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                   APPENDIX 1

                           INITIAL DOCUMENTATION LIST

1.    A certified copy of:

      (a)   the Certificate of Incorporation of CSC US;

      (b)   the Memorandum and Articles of Association of CSC UK;

      (c)   the Articles of Association of CSC Germany;

      (d)   the Memorandum of Association and Bye-Laws of CSC Bermuda; and

      (e)   the Articles of Incorporation of the Guarantor,

      unless these have not changed since the date they were last provided to the Dealers.

2. A certified copy of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of each Issuer and the Guarantor, as applicable:

      (a) to approve this Agreement, the Agency Agreement, the Deed of Covenant, the creation of the Program, the issue of Notes under the Program and the execution of the Deed of Guarantee by the Guarantor;

      (b) to authorise appropriate persons to execute each of this Agreement, the Agency Agreement, the Deed of Covenant, the Deed of Guarantee and Notes issued under the Program and to take any other action in connection therewith; and

      (c) to authorise appropriate persons to enter into agreements with any Dealer on behalf of each Issuer and the Guarantor to issue Notes in accordance with Clause 2 of this Agreement.

3. A certified list of the names, titles and specimen signatures of the persons authorised on behalf of each Issuer and the Guarantor in accordance with paragraph 2(c) above unless these have not changed since the date they were last provided to the Dealers.

4. Certified copies of any other governmental or other consents required for each Issuer and the Guarantor to issue Notes under the Program, for the Guarantor to guarantee Notes issued under the Program, for each Issuer and the Guarantor (as the case may be) to execute and deliver this Agreement, the Deed of Covenant and the Agency Agreement and for each Issuer and the Guarantor to fulfil its respective obligations under this Agreement, the Agency Agreement, the Deed of Covenant and the Notes.

5. Confirmation that master Global Notes (from which copies may be made for each Tranche), duly executed by a person or persons authorised to take action on behalf of the relevant Issuer as specified in paragraph 2(b) above, have been delivered to the Agent.

6. Legal opinions addressed to each of the Dealers dated on or after the date of this Agreement, in such form and with such content as the Dealers may reasonably require, from:

      (a) Freshfields Bruckhaus Deringer, legal advisers to CSC Germany as to German law;

      (b)   Cravath, Swaine & Moore, legal advisers to CSC US as to U.S. law;

      (c) Conyers Dill & Pearman, legal advisers to CSC Bermuda as to Bermudan law;

      (d)   Homburger, legal advisers to the Guarantor as to Swiss law; and

      (e)   Allen & Overy, legal advisers to the Dealers as to English law.

7. A conformed copy of the Agency Agreement and the Deed of Guarantee and confirmation that an executed copy of each such document has been delivered to the Paying Agents and the Common Depositary for Euroclear and Clearstream, Luxembourg.

8. A conformed copy of the Deed of Covenant and confirmation that an executed copy of such deed has been delivered to the Agent and the Common Depositary for Euroclear and Clearstream, Luxembourg.

9.    A printed final version of the Offering Circular.

10. Confirmation from the Listing Agent that the Luxembourg Stock Exchange will list Notes to be issued under the Program.

11. A comfort letter from the independent auditors of each Issuer and the Guarantor, in such form and with such content as the Dealers may reasonably request.

12. Confirmation that the Program has been rated A by Standard & Poor's and A2 by Moody's.

                                   APPENDIX 2

                              SELLING RESTRICTIONS

1.    UNITED STATES

1.1 The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the SECURITIES ACT), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Dealer represents and agrees that it and any of its affiliates and any person acting on its or their behalf have offered and sold any Notes, and will offer and sell any Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the completion of the distribution of all Notes of the Tranche of which such Notes are a part, as determined and notified by the Agent to such Dealer, as provided below, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Dealer, its affiliates and any persons acting on its or their behalf have not engaged and will not engage in any directed selling efforts with respect to the Notes, and have complied and will comply with the offering restrictions requirement of Regulation S. Each Dealer who has purchased Notes of a Tranche hereunder (or in the case of a sale of a Tranche of Notes issued to or through more than one Dealer, each of such Dealers as to the Notes of such Tranche purchased by or through it) shall determine and certify to the Agent the completion of the distribution of the Notes of such Tranche. On the basis of such certification or certifications, the Agent agrees to notify such Dealer or Dealers of the end of the distribution compliance period with respect to such Tranche. Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it or any of its affiliates or any person acting on its or their behalf during the distribution compliance period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution of the Securities as determined and notified by the Agent for the Securities to [name of Dealer(s)], except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S."

      Terms used in this subclause 1.1 have the meanings given to them by Regulation S.

1.2   In addition:

      (a) except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the D RULES), each Dealer (a) represents that it has not offered or sold, and agrees that during the restricted period it will not offer or sell, Notes in bearer form to a person who is within the United States or its possessions or to a United States person, and (b) represents that it has not delivered and agrees that it will not deliver within the United States or its possessions definitive Notes in bearer form that are sold during the restricted period;

      (b) each Dealer represents that it has and agrees that throughout the restricted period it will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes in bearer form are aware that such

            Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

      (c) if it is a United States person, each Dealer represents that it is acquiring the Notes for purposes of resale in connection with their original issuance and if it retains Notes in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6); and

      (d) with respect to each affiliate that acquires Notes from a Dealer for the purpose of offering or selling such Notes during the restricted period, such Dealer repeats and confirms the representations and agreements contained in subclauses (a), (b) and (c) on such affiliate's behalf.

      Terms used in this subclause 1.2 have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

1.3 Each Dealer represents that it has not entered and agrees that it will not enter into any contractual arrangement with respect to the distribution or delivery of Notes, so as to cause any person to become a "distributor" within the meaning of Regulation S or the D Rules except with their affiliates or with the prior written consent of the relevant Issuer and the Guarantor (in which case such Dealer will obtain for the benefit of the Issuer and the Guarantor the agreement of such person to the representations and agreements contained in subclauses 1.1 and 1.2 above).

1.4 Each issue of Indexed Notes and Dual Currency Notes shall be subject to such additional U.S. selling restrictions as the relevant Issuer and the relevant Dealer or Dealers shall agree as a term of the issue and purchase of such Notes, which additional selling restrictions shall be set out in the Pricing Supplement. Each Dealer agrees that it shall offer, sell and deliver such Notes only in compliance with such additional U.S. selling restrictions.

2.    UNITED KINGDOM

      Each Dealer represents and agrees that:

      (a) in relation to Notes which have a maturity of one year or more, it has not offered or sold and, prior to the expiry of the period of six months from the Issue Date of such Notes, will not offer or sell to persons in the United Kingdom any Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

      (b) in relation to any Notes which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of
            Section 19 of the FSMA by the Issuer;

      (c) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the relevant Issuer or the Guarantor; and

      (d) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

3.    JAPAN

      The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the SECURITIES AND EXCHANGE LAW) and each Dealer agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the Securities and Exchange Law and any other applicable laws and regulations of Japan.

4.    FRANCE

      Each of the Dealers, the Issuer and the Guarantor represents and agrees that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, Notes to the public in the Republic of France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in the Republic of France, the Offering Circular or any other offering material relating to the Notes, and that such offers, sales and distributions have been and shall only be made in France to qualified investors (investisseurs qualifies) acting for their own account as defined in, and in accordance with, Article L.411-1 and L.411-2 of the Code Monetaire et Financier and decret no. 98-880 dated 1st October, 1998.

5.    BERMUDA

      Each Dealer represents and agrees that it will not offer or sell Notes other than to persons whose ordinary activities involve them in acquiring holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses, or otherwise in circumstances which do not constitute an offer to the public, unless a prospectus is filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 (as amended) of Bermuda and that it has complied and will comply with all applicable provisions of the Companies Act, 1981 (as amended) of Bermuda with respect to anything done by it in relation to the Notes in, from or otherwise involving Bermuda.

6.    GERMANY

      Each Dealer represents and agrees that Notes have not been and will not be offered, sold, promoted or advertised by it in the Federal Republic of Germany other than in compliance with the German Securities Selling Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of 13th December, 1990, as amended, or any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

7.    THE NETHERLANDS

      Each Dealer represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer to sell in The Netherlands any Notes with a denomination of less than E50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in article 3 of the Dutch Securities Transactions Supervision Act 1995 ("Wet toezicht effectenverkeer 1995") is applicable and the conditions attached to such exemption or exception are complied with.

8.    GENERAL

      Each Dealer will (to the best of its knowledge and belief) comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes the Offering Circular and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and none of the Issuers, the Guarantor nor any other Dealer shall have responsibility therefor.

      None of the Issuers, the Guarantor nor any of the Dealers represents that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating such sale.

      With regard to each Tranche, the relevant Dealer will be required to comply with such other additional restrictions as the relevant Issuer, the Guarantor and the relevant Dealer shall agree and as shall be set out in the applicable Pricing Supplement.

                                   APPENDIX 3

                                DEALER ACCESSION

                                     PART 1

                    FORM OF DEALER ACCESSION LETTER - PROGRAM

[Date]

To:   CIBA SPECIALTY CHEMICALS CORPORATION
      CIBA SPECIALTY CHEMICALS PLC
      CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH
      CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.
      (the "Issuers")

and:  CIBA SPECIALTY CHEMICALS HOLDING INC.
      (the "Guarantor")

Attention:

Dear Sirs,

                      CIBA SPECIALTY CHEMICALS CORPORATION
                          CIBA SPECIALTY CHEMICALS PLC
                CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH
                    CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.
                U.S.$2,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

      We refer to the amended and restated Program agreement dated 27th March, 2003 entered into in respect of the above Euro Medium Term Note Program (the PROGRAM) and made between the Issuers, the Guarantor and the Dealers party thereto (which agreement, as amended from time to time, is herein referred to as the PROGRAM AGREEMENT).

      CONDITIONS PRECEDENT

We confirm that we are in receipt of the documents referenced below:

(a)   a copy of the Program Agreement;

(b) a copy of the current version all documents referred to in Appendix 1 of the Program Agreement;

and have found them to our satisfaction or (in the case of documents referred to in (b) above) have waived production of such documents.

For the purposes of the Program Agreement our Notice Details are as follows:

(insert name, address, telephone, telex (+ answerback) and attention).

In consideration of appointment by the Issuers and the Guarantor of us as a Dealer under the Program Agreement we hereby undertake, for the benefit of each of the Issuers, the Guarantor and the other Dealers, that we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Program Agreement.

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,





[Name of New Dealer]

cc:   JPMorgan Chase Bank (Agent)
      [names of Dealers at the date of accession]

                                     PART 2

                      FORM OF CONFIRMATION LETTER - PROGRAM

[Date]

To:   [Name and address of new Dealer]

Dear Sirs,


                      CIBA SPECIALTY CHEMICALS CORPORATION
                          CIBA SPECIALTY CHEMICALS PLC
                CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH
                    CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.
                U.S.$2,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

We refer to the amended and restated Program Agreement dated 27th March, 2003 (such agreement, as amended from time to time, the PROGRAM AGREEMENT) entered into in respect to the above Euro Medium Term Note Program and hereby acknowledge receipt of your Dealer Accession Letter to us dated [ ].

We hereby confirm that, with effect from the date hereof, you shall become a party to the Program Agreement in accordance with Clause 11 of the Program Agreement.

Yours faithfully,

For and on behalf of
CIBA SPECIALTY CHEMICALS CORPORATION


By:



For and on behalf of
CIBA SPECIALTY CHEMICALS PLC


By:



For and on behalf of
CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH


By:



For and on behalf of
CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.


By:

For and on behalf of CIBA SPECIALTY CHEMICALS HOLDING INC.


By:                           By:

cc:   JPMorgan Chase Bank (Agent)
      [names of other Dealers at the date of accession]

                                     PART 3

                  FORM OF DEALER ACCESSION LETTER - NOTE ISSUE

      [DATE]

To:   CIBA SPECIALTY CHEMICALS CORPORATION
      CIBA SPECIALTY CHEMICALS PLC
      CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH
      CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.

(the ISSUERS)

and:  CIBA SPECIALTY CHEMICALS HOLDING INC.
      (the GUARANTOR)

Attention:

Dear Sirs,

                      CIBA SPECIALTY CHEMICALS CORPORATION
                          CIBA SPECIALTY CHEMICALS PLC
                CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH
                    CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.
                U.S.$2,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

We refer to the amended and restated Program Agreement dated 27th March, 2003 entered into in respect of the above Euro Medium Term Note Program (the PROGRAM) and made between the Issuers, the Guarantor and the Dealers party thereto (which agreement, as amended from time to time, is herein referred to as the PROGRAM AGREEMENT).

Conditions Precedent

We confirm that we are in receipt of the documents referenced below:

(a)   a copy of the Program Agreement;

(b) a copy of current versions of all documents referred to in Appendix 1 of the Program Agreement;

and have found them to our satisfaction or (in the case of documents referred to in (b) above) have waived production of such documents.

For the purposes of the Program Agreement our Notice Details are as follows:

(insert name, address, telephone, telex (+ answerback) and attention).

In consideration of appointment by the Issuers and the Guarantor of us as a Dealer in respect of the issue of [ ] Notes due [ ] (the ISSUE) under the Program Agreement we hereby undertake, for the benefit of each of the Issuers, the Guarantor and each of the other Dealers that in relation to the Issue we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Program Agreement.

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

[Name of New Dealer]

By:



cc:   JPMorgan Chase Bank (Agent)
      [names of Dealers at the date of accession]

                                   APPENDIX 4

                    FORM OF CONFIRMATION LETTER - NOTE ISSUE

[Date]

To:   [Name and address of new Dealer]

Dear Sirs,

                      CIBA SPECIALTY CHEMICALS CORPORATION
                          CIBA SPECIALTY CHEMICALS PLC
                CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH
                    CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.
                U.S.$2,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

We refer to the amended and restated Program Agreement dated 27th March, 2003 (such Agreement, as amended from time to time, the PROGRAM AGREEMENT) entered into in respect to the above Euro Medium Term Note Program and hereby acknowledge receipt of your Dealer Accession Letter to us dated [ ].

We hereby confirm that, with effect from the date hereof in respect of the issue of [ ] Notes due [ ] (the ISSUE), you shall become a party to the Program Agreement in accordance with Clause 11 of the Program Agreement.

Yours faithfully,

CIBA SPECIALTY CHEMICALS CORPORATION

By:



CIBA SPECIALTY CHEMICALS PLC

By:



CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH

By:



CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.

By:

CIBA SPECIALTY CHEMICALS HOLDING INC.

By:                                              By:



cc:   JPMorgan Chase Bank (Agent)
      [names of Dealers at the date of accession]

                                   APPENDIX 5

         LETTER REGARDING INCREASE IN THE NOMINAL AMOUNT OF THE PROGRAM

[Date]

To: The Dealers and the Listing Agent (as those expressions are defined in the amended and restated Program Agreement dated 27th March, 2003 as amended from time to time, (the PROGRAM AGREEMENT))

Dear Sirs,

                      CIBA SPECIALTY CHEMICALS CORPORATION
                          CIBA SPECIALTY CHEMICALS PLC
                CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH
                    CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.
                U.S.$2,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

We hereby request, pursuant to Clause 12 of the Program Agreement, that the aggregate nominal amount of the above Program be increased to U.S.$[ ] on and from [insert date]. We would like to draw your attention to such Clause 12, under which, should you fail to object in accordance with the provisions set out in that clause, this increase shall (subject as set out below) take effect on and from [insert date], whereupon all references in the Program Agreement, the Agency Agreement, the Deed of Covenant and the Deed of Guarantee will be deemed amended accordingly. We understand that this increase is subject to the satisfaction of the conditions set out in Clause 12 of the Program Agreement.

Terms used in this letter have the meanings given to them in the Program Agreement.

Yours faithfully,



For and on behalf of
CIBA SPECIALTY CHEMICALS CORPORATION

By:



For and on behalf of
CIBA SPECIALTY CHEMICALS PLC

By:



For and on behalf of
CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH

By:



For and on behalf of
CIBA SPECIALTY CHEMICALS EUROFINANCE PLC

By:



For and on behalf of CIBA SPECIALTY CHEMICALS HOLDING INC.



By:                                 By:

cc:   UBS
(for distribution to the existing Dealers).

JPMorgan Chase Bank (Agent)

                                   APPENDIX 6

                         FORM OF SUBSCRIPTION AGREEMENT

                              [CURRENCY AND AMOUNT]

                     [CIBA SPECIALTY CHEMICALS CORPORATION]
                         [CIBA SPECIALTY CHEMICALS PLC]
               [CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH]
                   [CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.]

                             [DESCRIPTION OF NOTES]

                  UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY
                      CIBA SPECIALTY CHEMICALS HOLDING INC.

[DATE]



To:   [                   ]

      (the MANAGERS)

c/o   [                   ]

      (the LEAD MANAGER)

Dear Sirs,

[CIBA SPECIALTY CHEMICALS CORPORATION] [CIBA SPECIALTY CHEMICALS PLC] [CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH] [CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.] (the ISSUER) proposes to issue [CURRENCY AND AMOUNT] [DESCRIPTION OF NOTES] (the NOTES) unconditionally and irrevocably guaranteed by CIBA SPECIALTY CHEMICALS HOLDING INC. (the GUARANTOR) pursuant to its U.S.$2,000,000,000 Euro Medium Term Note Program. The terms of the issue shall be as set out in the form of Pricing Supplement attached to this Agreement as Annex 1.

This Agreement is supplemental to the amended and restated Program Agreement (such agreement, as amended from time to time, the PROGRAM AGREEMENT) dated 27th March, 2003 made between CIBA SPECIALTY CHEMICALS CORPORATION, CIBA SPECIALTY CHEMICALS PLC, CIBA SPECIALITY CHEMICALS EUROFINANCE LTD. and CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH (together the ISSUERS), the Guarantor and the Dealers party thereto. All terms with initial capitals used herein without definition have the meanings given to them in the Program Agreement.

We wish to record the arrangements agreed between us in relation to the issue:


1.    *[Conditions Precedent

--------
* Delete this paragraph for a Dealer-only syndicate.

      This Agreement appoints each Manager which is not a party to the Program Agreement (each a NEW DEALER) as a Dealer under the Program Agreement for the purposes of the issue of the Notes. The Lead Manager confirms that it is in receipt of the documents referenced below:

      (a)   a copy of the Program Agreement;

      (b) a copy of all documents referred to in Appendix 1 of the Program Agreement; and

      (c)   a copy of the Agency Agreement;

      and has confirmed with (each of) the New Dealer(s) that it/they has/have found them to be satisfactory or (in the case of the documents referred to in (ii)) has/have waived such production.

      For the purposes of the Program Agreement the details of the Lead Manager for service of notices are as follows:

      (insert name, address, telephone, telex (# answerback) and attention).

      In consideration of the Issuer and the Guarantor appointing the New Dealer(s) as (a) Dealer(s) in respect of the Notes under the Program Agreement, each/the New Dealer hereby undertakes, for the benefit of each of the Issuers, the Guarantor and the other Dealers, that, in relation to the issue of the Notes, it will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Program Agreement, a copy of which it acknowledges it has received from the Lead Manager.]

      The Issuer hereby confirms that [each] [the] New Dealer shall be vested with all authority, rights, powers, duties and obligations of a Dealer in relation to the issue of Notes as if originally named as a Dealer under the Program Agreement provided that following the issue of the Temporary Global Note in respect of the Notes [each] [the] New Dealer shall have no further such authority, rights, powers, duties and obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such Temporary Global Note and the Notes represented thereby.

2. Subject to the terms and conditions of the Program Agreement and this Agreement the Issuer hereby agrees to issue the Notes, the Guarantor hereby agrees to guarantee the Notes and the Managers jointly and severally agree to purchase the Notes at a subscription price of [ ] per cent. of the principal amount of the Notes (the SUBSCRIPTION PRICE), being the issue price of [ ] per cent. less a selling commission of [ ] per cent. of such principal amount and a management and underwriting fee of [ ] per cent. of such principal amount.

3. The net purchase money in respect of the Notes, namely the sum of [ ] (representing the Subscription Price, less the amount payable in respect of the Managers' expenses specified in Clause 4 hereof) will be paid by the Lead Manager on behalf of the Managers to the Issuer at [ ] hours (London time) on [ ], or at such other time and/or date as the Issuer and the Lead Manager on behalf of the Managers may agree (the CLOSING DATE) against delivery to a common depositary for Clearstream, Luxembourg and Euroclear Bank S.A./N.V. as operator of the Euroclear System, or any successor to the business thereof of a temporary global note representing the Notes, in the manner contemplated in the Program Agreement.

4. The Issuer or, failing the Issuer, the Guarantor shall bear and pay all costs and expenses incurred in or in connection with the printing of the Notes, this Agreement and the Pricing Supplement prepared in connection with the issue of the Notes, the listing of the Notes on the [ ] Stock Exchange and making initial delivery of the Notes. In addition, the Issuer or, failing the Issuer, the Guarantor agrees to pay to the Lead Manager [ ] in respect of reasonable legal, travelling, telex, facsimile, telephone, postage and costs of any publicity agreed in writing by the Issuer or the Guarantor incurred and to be incurred by the Managers in connection with the preparation and management of the issue and distribution of the Notes which sum may be deducted from the Subscription Price as provided in Clause 3 hereof.

5.    The obligation of the Managers to purchase the Notes is conditional upon:

      (a) the conditions set out in subclause 3.2 (other than that set out in subclause 3.2(f)) of the Program Agreement being satisfied as of the Closing Date and without prejudice to the aforesaid, the Offering Circular dated [ ] [, as supplemented by [ ],] containing all material information relating to the assets and liabilities, financial position and profits and losses of the Issuer [and the Guarantor/Parent] and nothing having happened or being expected to happen which would require the Offering Circular [, as so supplemented,] to be [further] supplemented or updated; and

      (b)   the delivery to the Lead Manager on the Closing Date of:

            (i) legal opinions addressed to the Managers dated the Closing Date in such form and with such contents as the Lead Manager, on behalf of the Managers, may reasonably require [from Freshfields Bruckhaus Deringer/Cravath, Swaine & Moore/Appleby, Spurling & Kempe], the legal advisers to the Issuer as to [German/United States/Bermudan law,] from Homburger, the legal advisers to the Guarantor as to Swiss law, and from Allen & Overy, the legal advisers to the Managers as to English law;

            (ii) a certificate dated the Closing Date signed by a duly authorised officer of each of the Issuer and the Guarantor to the effect stated in paragraph (i) of this Clause;

            (iii) a comfort letter dated the Closing Date from the independent auditors of each of the Issuer and the Guarantor, in such form and with such content as the Managers may reasonably request; and

            (iv)  [list such other conditions precedent as may be agreed].

      If any of the foregoing conditions is not satisfied on or before the Closing Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for the liability of the Issuer and the Guarantor in relation to expenses as provided in Clause 4 and except for any liability arising before or in relation to such termination), provided that the Lead Manager, on behalf of the Managers, may in its discretion waive any of the aforesaid conditions (other than the conditions precedent contained in subclause 3.2(c) of the Program Agreement) or any part of them.

6. In connection with the distribution of the Notes, the Lead Manager may over-allot or effect transactions in the open market or otherwise with a view to stabilising or maintaining the market price of the Notes at levels other than those which might otherwise prevail in the open market, but in doing so the Lead Manager shall act as principal and not as agent of the Issuer. Such stabilising if commenced, may be discontinued at any time. Any loss resulting from over-allotment and stabilisation shall be borne, and any net profit arising therefrom shall be retained, by the Lead Manager for its own account. Such stabilisation shall be done in compliance with all applicable laws.

7.    (a)   The Lead Manager, on behalf of the Managers, may, after consultation with the Issuer and the Guarantor if practicable and by notice to the Issuer and the Guarantor, terminate this Agreement at any time prior to payment of the net purchase money to the Issuer if in the opinion of the Lead Manager there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in the view of the Lead Manager be likely to prejudice materially the success of the offering and distribution of the Notes (whether in the primary market or in respect of dealings in the Notes in the secondary market).

      (b) Upon such notice being given, this Agreement shall terminate and no party shall be under any liability to any other in respect thereof except for the liability of the Issuer and the Guarantor for the payment of costs and expenses as provided in Clause 4 of this Agreement, the obligations of the Managers under Clause 8 of the Program Agreement and the respective obligations of the parties under Clause 6 of the Program Agreement.

8.    (a)   This Agreement shall be governed by, and construed in accordance with, the laws of England.

      (b) A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

      (c) Each party to this Agreement hereby irrevocably agrees for the exclusive benefit of the other parties to this Agreement that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as PROCEEDINGS) arising out of or in connection with this Agreement may be brought in such courts. Each party to this Agreement hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon such party and may be enforced in the courts of any other jurisdiction (subject to the laws of the jurisdiction in which enforcement is sought). Nothing contained herein shall limit any right to take Proceedings against the Issuer and/or the Guarantor in any other court of competent jurisdiction (outside the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982), nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not (subject to the laws of the relevant jurisdiction). The [Issuer and the] Guarantor hereby appoints [the Issuer/Ciba Specialty Chemicals PLC] as its agent for service of process and agrees that, in the event of ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.

9. This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully,

For: [Issuer]

By:



For: CIBA SPECIALTY CHEMICALS HOLDING INC.

By:                                      By:



We agree to the foregoing.

For: [

                        ]

By:

                                     ANNEX 1

                          [FORM OF PRICING SUPPLEMENT]

                                   APPENDIX 7

                            FORM OF DEED OF COVENANT

THIS DEED OF COVENANT is made on 27th March, 2003 by each of Ciba Specialty Chemicals Corporation, Ciba Specialty Chemicals PLC, Ciba Spezialitatenchemie Holding Deutschland GmbH and Ciba Specialty Chemicals Eurofinance Ltd. (each an Issuer) in favour of the account holders of Clearstream Banking, societe anonyme (CLEARSTREAM, LUXEMBOURG) and Euroclear Bank S.A./N.V. as operator of the Euroclear System (EUROCLEAR), or any successor to the business thereof or any other additional clearing system or systems as are specified in the Pricing Supplement relating to any Note (as defined below) (each a CLEARING SYSTEM).

WHEREAS:

(a) Each Issuer has entered into an amended and restated Program Agreement (the PROGRAM AGREEMENT, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 27th March, 2003 with Ciba Specialty Chemicals Holding Inc. (the GUARANTOR) and the Dealers named therein under which the relevant Issuer proposes from time to time to issue Euro Medium Term Notes (the NOTES), which amends and restates the amended and restated program agreement dated 16th June, 2000 with Ciba Specialty Chemicals Corporation, Ciba Specialty Chemicals PLC, Ciba Spezialitatenchemie Holdings Deutschland GmbH, Ciba Specialty Chemicals Eurofinance Ltd., the Guarantor and the Dealers named therein (the PRINCIPAL PROGRAM AGREEMENT).

(b) Each Issuer has also entered into an amended and restated Agency Agreement (the AGENCY AGREEMENT, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 27th March, 2003 between, inter alios, the Issuer and JPMorgan Chase Bank (the AGENT).

(c) The Notes will initially be represented by, and comprised in, Temporary Global Notes (the TEMPORARY GLOBAL NOTES) and thereafter may be represented by, and comprised in, Permanent Global Notes (the PERMANENT GLOBAL NOTES and together with the Temporary Global Notes, the GLOBAL NOTES), such Global Notes representing a certain number of underlying Notes (the UNDERLYING NOTES).

(d) Each Global Note will, after issue, be deposited with a common depository for one or more Clearing Systems (each such Clearing System or all such Clearing Systems together, the RELEVANT CLEARING SYSTEM). Upon such deposit of a Global Note the Underlying Notes represented by such Global Note will be credited to a securities account or securities accounts with the Relevant Clearing System. Any account holder with the Relevant Clearing System which has Underlying Notes credited to its securities account from time to time (each a RELEVANT ACCOUNT HOLDER) will, subject to and in accordance with the terms and conditions and operating procedures or management regulations of the Relevant Clearing System, be entitled to transfer such Underlying Notes and (subject to and upon payment being made by the relevant Issuer to the bearer in accordance with the terms of the relevant Global Note) will be entitled to receive payments from the Relevant Clearing System calculated by reference to the Underlying Notes credited to its securities account.

(e) In certain circumstances specified in each Global Note, a Global Note will become void. The time at which a Global Note becomes void is hereinafter referred to as the RELEVANT TIME. In such circumstances each Relevant Account Holder will, subject to and in accordance with the terms of this Deed, acquire against the relevant Issuer all those rights which such Relevant Account Holder would have had if, prior to the Global Note becoming void, duly executed and authenticated Definitive Note(s) (as defined in the Agency Agreement) and, if the Notes are repayable in instalments, receipts in respect thereof (the RECEIPTS) and interest coupons (the COUPONS) appertaining to the Definitive Note(s) (if appropriate) had been issued in respect of its Underlying Note(s) and such Definitive Notes(s), Receipts (if appropriate) and Coupons (if appropriate) were held and beneficially owned by such Relevant Account Holder.

(f) The obligations of each Issuer under this Deed have been guaranteed by the Guarantor pursuant to the amended and restated Deed of Guarantee (the GUARANTEE) executed by the Guarantor on 27th March, 2003 and an executed copy of the Guarantee has been deposited with and shall be held by the Agent for the time being for the Notes. A copy of the Guarantee shall be available for inspection at the office of the Agent for the time being (being at the date hereof at Trinity Tower, 9 Thomas More Street, London E1 9YT).

(g) This Deed of Covenant amends and restates the amended and restated Deed of Covenant entered into by Ciba Specialty Chemicals Corporation, Ciba Specialty Chemicals PLC and Ciba Spezialitatenchemie Holding Deutschland GmbH dated 27th March, 2002. This Deed of Covenant does not affect any Notes issued pursuant to the Principal Program Agreement prior to the date hereof.

      NOW THIS DEED WITNESSES AS FOLLOWS:

1. If any Global Note becomes void in accordance with the terms thereof the relevant Issuer hereby undertakes and covenants with each Relevant Account Holder (other than when any Relevant Clearing System is an account holder of any other Relevant Clearing System) that each Relevant Account Holder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against the relevant Issuer all those rights which such Relevant Account Holder would have had if at the Relevant Time it held and beneficially owned duly executed and authenticated Definitive Note(s), Receipts (if appropriate) and Coupons (if appropriate) in respect of each Underlying Note represented by such Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. The relevant Issuer's obligation pursuant to this clause shall be a separate and independent obligation by reference to each Underlying Note which a Relevant Account Holder has credited to its securities account with the Relevant Clearing System and the relevant Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.

2. The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Relevant Account Holders and the number of Underlying Notes credited to the securities account of each Relevant Account Holder. For the purposes hereof a statement issued by the Relevant Clearing System stating:

      (a) the name of the Relevant Account Holder to which such statement is issued; and

      (b) the aggregate nominal amount of Underlying Notes credited to the securities account of such Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.

3. In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System shall be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with the Relevant Clearing System.

4.    (a)   Where the Issuer is Ciba Specialty Chemicals Corporation:

            The Issuer will, subject to the exceptions and limitations set forth below, pay as additional interest on an Underlying Note such additional amounts as are necessary in order that the net amounts receivable pursuant to the terms of the Underlying Note by each Relevant Account Holder who is a United States Alien (as such term is defined below), after deduction for any present or future tax, assessment or governmental charge of the United States (as such term is defined below), or a political subdivision or authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amounts provided for in such Underlying Note to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply to:

            (i) any tax, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between such Relevant Account Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of power over, such holder, if such Relevant Account Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Relevant Account Holder (or fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:

                  (A) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment therein;

                  (B) having a current or former relationship with the United States, including a relationship as a citizen or resident or being treated as a resident thereof;

                  (C) being or having been a personal holding company, a controlled foreign corporation, a passive foreign investment company, a foreign personal holding company with respect to the United States, a corporation that has accumulated earnings to avoid United States Federal income tax or a private foundation or other tax-exempt organisation; or

                  (D) an actual or a constructive "10-per cent shareholder" of the Issuer as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the
                        CODE);

            (ii) any Relevant Account Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Underlying Note or Coupon, but only to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or a beneficial owner of the Underlying Note or Coupon would not have been entitled to the payment of an additional amount had such beneficiary, settlor, member or beneficial owner been the Relevant Account Holder of such Underlying Note or Coupon;

            (iii) any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the Relevant Account Holder, if required, to comply with certification, identification or information reporting requirements under United States income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States of the Relevant Account Holder or a beneficial owner of such Underlying Note or Coupon, if such compliance is required by United States income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

            (iv) any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of such Underlying Note or Coupon for payment on a date more than 30 days after the Relevant Date (as defined in the Terms and Conditions of the Underlying Note) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30 day period;

            (v) any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge;

            (vi) any tax, assessment or governmental charge that is payable otherwise than by withholding from the payment of the amounts receivable in respect of such Underlying Note or Coupon;

            (vii) any tax, assessment or governmental charge required to be withheld by any paying agent from such payment of amounts receivable in respect of any Underlying Note, if such payment can be made without such withholding by any other paying agent;

            (viii) any combination of items (i), (ii), (iii), (iv), (v), (vi) or
                  (vii);

            (ix) any Underlying Note, Receipt or Coupon presented for payment where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council Meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

            (x) any Underlying Note, Receipt or Coupon presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the EU.

            As used in this Clause, UNITED STATES means the United States of America, the Commonwealth of Puerto Rico and each possession of the United States of America and place subject to its jurisdiction and UNITED STATES ALIEN means any corporation, partnership, individual or fiduciary that, as to the United States, is for United States Federal income tax purposes (A) a foreign corporation, (B) a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, (C) a non-resident alien individual or (D) a non-resident alien fiduciary of a foreign estate or trust.

      (b)   Where the Issuer is Ciba Spezialitatenchemie Holding Deutschland
            GmbH:

            All payments in respect of the Underlying Note, Receipt or Coupon by the Issuer will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Germany or any state (Bundesland), municipality or other political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, the Issuer will pay such additional amounts as shall be necessary in order that the net amounts received by the Relevant Account Holders after such withholding or deduction shall equal the amounts which would otherwise have been receivable in respect of the Underlying Note, Receipt or Coupon in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Underlying Note, Receipt or Coupon to or to the order of a Relevant Account Holder who is liable for such taxes or duties in respect of such Underlying Note, Receipt or Coupon by reason of his having some connection with Germany other than the mere holding of such Underlying Note, Receipt or Coupon or with respect to any Underlying Note, Receipt or Coupon presented for payment to a paying agent which is required to deduct or withhold an amount for or on account of such taxes or duties if such amount can be paid without any deduction or withholding for or on account of any taxes or duties by any other paying agent or in respect to any Underlying Note, Receipt or Coupon presented for payment to a paying agent more than 30 days after the Relevant Date (as defined in the Terms and Conditions of the Underlying Note) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day or where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or with respect to any Underlying Note, Receipt or Coupon presented for payment to a paying agent by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Underlying Note, Receipt or Coupon to another paying agent in a Member State of the EU. Any advance income tax (Zinsabschlagsteuer) levied in Germany as well as the solidarity surcharge (Solidaritatszuschlag) imposed thereon do not constitute a withholding or deduction within the meaning of this Clause 4(a)(b).

      (c)   Where the Issuer is Ciba Specialty Chemicals PLC:

            All payments by the Issuer in respect of the Underlying Note, Receipt or Coupon shall be made without withholding or deduction for or on account of any present or future tax, duty or charge of whatever nature imposed or levied by or on behalf of the United Kingdom, or any authority thereof or therein having power to tax unless the withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result (after such withholding or deduction) in the receipt by the Relevant Account Holders of the sums which would have been receivable (in the absence of such withholding or deduction) from the Issuer in respect of their Underlying Note, Receipt or Coupon ; except that no such additional amounts shall be payable with respect to any Underlying Note, Receipt or Coupon to or to the order of a person liable to such tax, duty or charge in respect of such Underlying Note, Receipt or Coupon by reason of his having some connection with the United Kingdom other than the mere holding or ownership of such Underlying Note, Receipt or Coupon or with respect to any Underlying Note, Receipt or Coupon presented for payment to a paying agent which is required to deduct or withhold an amount for or on account of such tax, duty or charge if such amount can be paid without any deduction or withholding for or on account of any tax, duty or charge by any other paying agent or with respect to any Underlying Note, Receipt or Coupon presented for payment to a paying agent more than 30 days after the Relevant Date (as defined in the Terms and Conditions of the Underlying Note) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day or where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or with respect to any Underlying Note presented for payment to a paying agent by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Underlying Note, Receipt or Coupon to another paying agent in a Member State of the EU.

      (d)   Where the Issuer is Ciba Specialty Chemicals Eurofinance Ltd.:

            All payments by the Issuer in respect of the Underlying Note, Receipt or Coupon shall be made without withholding or deduction for or on account of any present or future tax, duty or charge of whatever nature imposed or levied by or on behalf of Bermuda, or any authority thereof or therein having power to tax unless the withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result (after such withholding or deduction) in the receipt by the Relevant Account Holders of the sums which would have been receivable (in the absence of such withholding or deduction) from the Issuer in respect of their Underlying Note, Receipt or Coupon ; except that no such additional amounts shall be payable with respect to any Underlying Note to or to the order of any person liable to such tax, duty or charge in respect of such Underlying Note, Receipt or Coupon by reason of his having some connection with Bermuda other than the mere holding or ownership of such Underlying Note or with respect to any Underlying Note, Receipt or Coupon presented for payment to a paying agent more than 30 days after the Relevant Date (as defined in the Terms and Conditions of the Underlying Note) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day or where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or with respect to any Underlying Note presented for payment to a paying agent by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Underlying Note, Receipt or Coupon to another paying agent in a Member State of the EU.

5. Each Issuer hereby warrants, represents and covenants with each Relevant Account Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation of the relevant Issuer enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.

6. This Deed shall take effect as a Deed Poll for the benefit of the Relevant Account Holders from time to time and for the time being. This Deed shall be deposited with and held by a depository for Clearstream, Luxembourg and Euroclear, or any successor to the business thereof and for the time being (being at the date hereof JPMorgan Chase Bank at Trinity Tower, 9 Thomas More Street, London E1 9YT) until all the obligations of each Issuer hereunder have been discharged in full.

7. Each Issuer hereby acknowledges the right of every Relevant Account Holder to the production of, and the right of every Relevant Account Holder to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained herein are owed to, and shall be for the account of, each and every Relevant Account Holder, and that each Relevant Account Holder shall be entitled severally to enforce the said obligations against the relevant Issuer.

8. No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

9. This Deed is governed by, and shall be construed in accordance with, the laws of England.

      Each Issuer hereby irrevocably agrees, for the exclusive benefit of the Relevant Account Holders, that the courts of England are to have jurisdiction to settle any dispute which may arise out of, or in connection with, this Deed and that accordingly any suit, action or proceedings (together referred to as PROCEEDINGS) arising out of, or in connection with, this Deed may be brought in such courts. Each Issuer irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the relevant Issuer and may be enforced in the courts of any other jurisdiction (subject to the laws of the jurisdiction in which enforcement is sought). Nothing contained in this Clause shall limit any right to take Proceedings against any Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not (subject to the laws of the relevant jurisdictions). Ciba Specialty Chemicals Corporation, Ciba Spezialitatenchemie Holding Deutschland GmbH and Ciba Specialty Chemicals Eurofinance Ltd. each hereby appoints Ciba Specialty Chemicals PLC at its registered office for the time being to accept service of process on its behalf. If Ciba Specialty Chemicals PLC shall cease to be registered under the laws of England and Wales, the relevant Issuer shall appoint another person with an office in London to accept such service. Nothing herein shall affect the right to serve process in any other manner permitted by law.

10. This Deed may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS whereof each Issuer has caused this Deed to be duly executed the day and year first above mentioned.

                                   SIGNATORIES


EXECUTED as a Deed by CIBA                 )
SPECIALTY CHEMICALS                        )
CORPORATION                                )
acting by                                  )
and                                        )
acting under the authority of that company )
in the presence of:                        )

Witness's
Signature       ________________________________

Name            ________________________________

Address         ________________________________

                ________________________________




EXECUTED as a Deed by CIBA                 )
SPECIALTY CHEMICALS                        )
PLC                                        )
acting by its attorney(s)                  )
                                           )
in the presence of:                        )

Witness's
Signature       ________________________________

Name            ________________________________

Address         ________________________________

                ________________________________

EXECUTED as a Deed by CIBA                 )
SPEZIALITATENCHEMIE                        )
HOLDING DEUTSCHLAND GMBH                   )
acting by                                  )
and                                        )
acting under the authority of that company )
in the presence of:                        )

Witness's
Signature       ________________________________

Name            ________________________________

Address         ________________________________

                ________________________________





EXECUTED as a Deed under                   )
Seal by CIBA SPECIALTY CHEMICALS           )
EUROFINANCE LTD.                           )
and SIGNED AND DELIVERED as                )
a deed on its behalf by                    )

pursuant to a power of attorney dated 26th )
March, 2002                                )
in the presence of:                        )

Witness's
Signature       ________________________________

Name            ________________________________

Address         ________________________________

                ________________________________

THE ISSUERS

CIBA SPECIALTY CHEMICALS CORPORATION
560 White Plains Road
Tarrytown
New York
10591-9005

Telephone:  +1 914 785 2000
Telefax:    +1 914 785 2183
Attention:  Treasurer

By:   KIRK ERSTLING           OLIVER STRUB



CIBA SPECIALTY CHEMICALS PLC
Hulley Road
Macclesfield
Cheshire
SK10 2NX

Telephone:  +44 1 625 421 933
Telefax:    +44 1 625 619 637
Attention:  Treasurer

By:   KIRK ERSTLING           OLIVER STRUB



CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH
Chemiestrasse
D-68623 Lampertheim
Germany

Telephone:  +49 620 6150
Telefax:    +49 620 6151368
Attention:  Treasurer

By:   KIRK ERSTLING           OLIVER STRUB

CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.
c/o Reid Management Limited
4th Floor
Windsor Place
22 Queen Street
PO Box HM1179
Hamilton HMEX
Bermuda

Telephone:  +1 441 296 3695
Telefax:    +1 441 295 3328
Attention:  Tamara Lewis/Adrian Arnold

By:   KIRK ERSTLING           OLIVER STRUB



THE GUARANTOR

CIBA SPECIALTY CHEMICALS HOLDING INC.
Klybeckstrasse 141
CH-4002 Basle
Switzerland

Telephone:  +41 61 636 2740
Telefax:    +41 61 636 6828
Attention:  Group Treasurer

By:   KIRK ERSTLING           OLIVER STRUB



THE DEALERS

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
One Cabot Square
London E14 4QJ

Telephone:  020 7888 4021
Telefax     020 7905 6128
Attention:  MTN Trading


DEUTSCHE BANK AG LONDON

Winchester House
1 Great Winchester Street
London EC2N 2DB

Telephone:  020 7545 2761
Telefax:    020 7541 2761
Telex:      94015555 DBLN G
Attention:  MTN Desk

GOLDMAN SACHS INTERNATIONAL

Peterborough Court
133 Fleet Street
London EC4A 2BB

Telephone:  020 7774 2295
Telex:      94012165 GSHH G
Telefax:    020 7774 5711
Attention:  Euro Medium Term Note Desk


J.P. MORGAN SECURITIES LTD.
125 London Wall
London EC2Y 5AJ

Telephone:  020 7779 3469
Telex:      8954804 MGLTD G
Telefax:    020 7325 8225
Attention:  Euro Medium Term Note Desk


Each by its duly authorised signatory: KARIN FORSTER



UBS LIMITED
100 Liverpool Street
London EC2M 2RH

Telephone: 44 20 7567 2479

Telefax:   44 20 7568 3349
Attention: MTNs and Private Placements


By:   KARIN FORSTER     By:   AKSHATA RAO